UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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STAR GAS PARTNERS, L.P.

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Star Gas Partners, L.P. Sets Special Unitholder Meeting Date of October 25, 2017 for Vote on Changing Federal Income Tax Classification

STAMFORD, Conn., Sept. 15, 2017 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE:SGU), a home energy distributor and services provider, today announced that on October 25, 2017 at 10 a.m. Eastern it will host a special meeting for unitholders to consider and vote on the previously-announced proposal that would, if adopted, have the Partnership be treated as a corporation, instead of a partnership, for federal income tax purposes (commonly referred to as a “check-the-box” election) and a proposal to approve and adopt amendments to the Partnership’s agreement of limited partnership to effect the change in income tax classification. The meeting will take place at the offices of Thompson & Knight LLP, located at 900 Third Avenue, 20th Floor, New York, New York 10022-4728.  On September 15, 2017, the Partnership filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) regarding these proposals. Star will remain a Delaware limited partnership, and the distribution provisions of the Partnership, including the incentive distributions, will not change.

Star believes that, by being treated as a corporation for federal income tax purposes, instead of a partnership, the Partnership would (i) eliminate partners’ out-of-pocket tax burden (“phantom income”) arising from allocating taxable income to them without making corresponding cash distributions; (ii) potentially broaden its base of interested investors; (iii) enable the ability to fully deduct for tax purposes certain public company-related expenses; and (iv) lower its administrative expenses associated with providing K-1’s, which will no longer be necessary. Star does not believe there will be any material adverse tax consequences to the unitholders if the proposal is approved and the election is made.

This press release is for informational purposes only. It is not a solicitation of a proxy or vote. In connection with the proposal to cause the Partnership to elect to be treated as a corporation for federal income tax purposes and the proposal to approve and adopt amendments to the Partnership’s agreement of limited partnership, the Partnership has filed with the SEC a definitive proxy statement and other relevant materials. Unitholders may obtain a free copy of the definitive proxy statement and other relevant materials, as well as any other documents filed by the Partnership with the SEC, at the SEC’s web site at www.sec.gov.

A free copy of the definitive proxy statement and other documents filed with the SEC by the Partnership may also be obtained by directing a written request to: Star Gas Partners, L.P., 9 West Broad Street, Suite 310, Stamford, CT 06902, Attn: Corporate Secretary.  UNITHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSAL TO CAUSE THE PARTNERSHIP TO ELECT TO BE TREATED AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES AND THE PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE PARTNERSHIP’S AGREEMENT OF LIMITED PARTNERSHIP BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Partnership, its general partner Kestrel Heat (the “General Partner”), and the directors and executive officers of the General Partner may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders with respect to the proposal to cause the Partnership to elect to be treated as a corporation for federal income tax purposes and the proposal to approve and adopt amendments to the Partnership’s agreement of limited partnership. Information regarding the directors and executive officers of the General Partner is contained in the Partnership’s Annual Report on Form 10-K for the year ended September 30, 2016, and information regarding their ownership of the Partnership’s securities is contained in the definitive proxy statement, both of which are filed with the SEC.

About Star Gas Partners, L.P.
Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology.  All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements.  Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties.  These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2016 and under the heading "Risk Factors" in our Quarterly Reports on Form 10-Q (the "Form 10-Q"). Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K.  All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.  Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT:
Star Gas Partners
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com